UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2018
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0‑51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 848-7000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2018, the Compensation Committee of the Board of Directors of Crocs, Inc. (the “Company”) approved an amendment and restatement of the Crocs, Inc. Change in Control Plan (the “Plan”). The participants in the Plan include the Company’s executive officers. The amendment and restatement of the Plan, among other things: (i) extends the term of the Plan for an additional five years; (ii) removes the right to certain continued health coverage benefits; (iii) requires participants to agree to certain restrictive covenants, including non-competition and non-solicitation, in order to receive benefits under the Plan following a change in control; (iv) specifies that participants will be entitled to the pro rata portion of the annual bonus they would have received in the year of their qualifying post-change in control termination; and (v) provides that no amendments, suspensions or terminations to the Plan will be effective until the earlier to occur of: (a) twelve (12) months from the date notice of such action is provided to the participants or (b) written consent to such action is received from affected participants.

The foregoing summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Crocs, Inc. Change in Control Agreement (As Amended and Restated).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: October 4, 2018	By:	/s/ Daniel P. Hart
Daniel P. Hart
Executive Vice President, Chief Legal and Administrative Officer